Nicholas Investment  Partners,  L.P.

Investment Adviser Code of Ethics

January 1, 2014

Nicholas Investment Partners, L.P. Code of Ethics

Contents

Statement of General Policy

Definitions

Standards of Business Conduct

Social Media

General Policy

Prohibition Against Insider Trading

Introduction

General Policy

What is Material Information?

What is Nonpublic Information?

Identifying Inside Information

Contacts with Public Companies

Tender Offers

Restricted Securities

Insider Trading Procedures

Personal Securities Transactions

General Policy

Procedures for Personal Securities Transactions

Access Persons

Pre-clearance required for Reportable Securities

Securities and Transactions Exempt from Pre-clearance

Pre-Clearance Required for Private or Limited Offerings

Pre-Clearance Required for Sub-Advised Mutual Funds

Investment Management Personnel

Prohibition from Participation in IPOs

Blackout Periods

Front-Running

Short-Term Trading Profit Limitations

Contrary Positions

Procedures for Securities Transactions in Related Accounts

Personal Transaction Reporting Requirements

Brokerage Accounts

Initial Holdings Report

Annual Holdings  Report & Quarterly Covered Account Certification

Quarterly Transaction  Reports

Exempt Transactions

Monitoring and  Review  of  Personal  Securities  Transactions

Gifts and  Entertainment

General Policy

Reporting Requirements

Business Entertainment

General Policy

Appropriate Forms of Business Entertainment

Reporting Requirements

Service as  an  Officer  or  Director

Whistleblower Policy

Reporting Potential Misconduct

Responsibility of the Whistleblower

Handling of Reported Improper Activity

No Retaliation Policy

Reporting Violations and Sanctions

Violations of the Policy

Fine Schedule

Certification

Initial Certification

Acknowledgement of Amendments

Annual Certification

Further Information

Records

Code of Ethics/IA Policies & Procedures Certification Form

Initial/Annual Access Person Questionnaire

Initial/Annual Holdings Report

Personal Trading Pre-Clearance Form

Quarterly/New Brokerage Account Reporting Form

Nicholas Investment Partners, L.P. Code of Ethics

Statement of General Policy

Nicholas Investment Partners, L.P. (“Nicholas”) has adopted this Code of Ethics (“Code”) which has been  designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”).

The Code  establishes  rules  of  conduct  for  all  employees  of  Nicholas  and  is designed to,  among  other  things;  govern  personal  securities  trading  activities  in  the  accounts  of  employees, immediate family/household  accounts  and  accounts  in  which  an  employee  has  a  beneficial  interest.   The Code  is  based  upon  the  principle  that  Nicholas  and  its  employees  owe  a  fiduciary duty to  Nicholas’s  clients  to  conduct  their  affairs,  including  their  personal  securities transactions, in  such  a  manner  as  to  avoid  (i)  serving  their  own  personal  interests  ahead  of  clients,  (ii)  taking inappropriate advantage  of  their  position  with  the  firm  and  (iii)  any  actual  or  potential  conflicts  of  interest  or any abuse  of  their  position  of  trust  and  responsibility.

The Code  is  designed  to  ensure  that  the  high  ethical  standards  long  maintained  by  Nicholas  continue  to  be  applied.   The  purpose  of  the  Code  is  to  preclude  activities  which  may  lead  to  or give the  appearance  of  conflicts  of  interest,  insider  trading  and  other  forms  of  prohibited  or  unethical business conduct.

Pursuant to  Section  206  of  the  Advisers  Act,  Nicholas and  its  employees  are prohibited from  engaging  in  fraudulent,  deceptive  or  manipulative  conduct.   Compliance  with  this  section involves more  than  acting  with  honesty  and  good  faith  alone.   It  means  that  the  Nicholas has  an  affirmative  duty  to  act  solely  in  the  best  interest  of  its  clients.

Nicholas and  its  employees  are  subject  to  the  following  specific  fiduciary obligations when  dealing  with  clients:

•         The  duty  to  have  a  reasonable,  independent  basis  for  the  investment  advice  provided;

•         The  duty  to  seek to obtain  best  execution  for  a  client’s  transactions  where  the  Firm  is  in  a  position  to  direct brokerage transactions  for  the  client;

•         The  duty  to  ensure  that  investment  advice  is  suitable  to  meeting  the  client’s  individual  objectives,  needs and circumstances;  and

•         A  duty  to  be  loyal  to  clients.

In meeting  its  fiduciary  responsibilities  to  its  clients,  Nicholas expects every employee to  demonstrate  the  highest  standards  of  ethical  conduct  for  continued  employment  with  Nicholas.    Strict  compliance  with  the  provisions  of  the  Code  shall  be  considered  a  basic condition of  employment  with  Nicholas.  Nicholas's reputation for  fair  and  honest  dealing  with  its  clients  has  taken  considerable  time  to  build.   This  standing could be  seriously  damaged  as  the  result  of  even  a  single  securities  transaction  being  considered questionable in  light  of  the  fiduciary  duty  owed  to  our  clients.   Employees  are  urged  to  seek  the  advice  of the CCO, the  Chief  Compliance  Officer,  for  any  questions  about  the  Code  or  the  application  of  the Code to  their  individual  circumstances.   Employees  should  also  understand  that  a  material  breach  of  the provisions of  the  Code  may  constitute  grounds  for  disciplinary  action,  including  termination  of  employment with Nicholas

The provisions  of  the  Code  are  not  all-inclusive.   Rather,  they  are  intended  as  a  guide  for  employees  of Nicholas in  their  conduct.   In  those  situations  where  an  employee  may  be uncertain as  to  the  intent  or  purpose  of  the  Code,  he/she  is  advised  to  consult  with  the Chief Compliance Officer.

Recognizing the importance of maintaining the Firm's reputation and consistent with our fundamental principles of honesty, integrity and professionalism, the Firm requires that a Supervised Person advise the Chief Compliance Officer immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or legal proceeding of any kind.  Nicholas will maintain such information on a confidential basis.  The CCO will report all material matters to the Partner Committee in a timely manner for review and follow-up.

Nicholas' Partner Committee has appointed the CCO as the firm’s Chief Compliance Officer (“CCO”).  The CCO is responsible for administering the firm’s compliance program and reports periodically to the Partner Committee on the status of the firm’s Code and overall compliance program.   The Partner Committee has also designated Loretta LoMonaco to assist the CCO in implementing the firm’s compliance program.   In the absence of the CCO, Loretta LoMonaco will be responsible for the general day-to-day monitoring activities of the CCO.  In the event a material issue arises, any three members of the Partner Committee with representation from Investments, Client Service and Administration may act as a decision making body in the CCO’s absence.  Each represented group will have one vote on the issue and the meeting/discussion will be recorded and reported to the CCO for retention in the firm compliance records.

Nicholas Investment Partners, L.P. Code of Ethics

The CCO may  grant  exceptions  to  certain  provisions  contained  in  the  Code  only  in  situations when  it  is  clear  beyond  dispute  that  the  interests  of  our  clients  will  not  be  adversely  affected  or compromised.   All  questions  arising  in  connection  with  personal  securities  trading  should  be  resolved  in  favor of  the  client  even  at  the  expense  of  the  interests  of  employees.

Definitions

For the  purposes  of  this  Code,  the  following  definitions  shall  apply:

•         "1933 Act" means the Securities Act of 1933, as amended.

•         "1934 Act" means the Securities Exchange Act of 1934, as amended.

•         “Access Person”  means  any  Supervised Person who:  has  access  to  nonpublic  information  regarding  any clients’  purchase  or  sale  of  securities,  or  nonpublic  information  regarding  the  portfolio  holdings  of  any Reportable fund  our  firm  or  its  control  affiliates  manage  or  has  access  to  such  recommendations;  or  is involved in  making  securities  recommendations  to  clients  that  are  nonpublic.  For the purposes of this code, all employees will be deemed Access Persons due to their level of access to Nicholas’ trading and reporting systems.

Nicholas has engaged Infracore (IT outsourcing) to provide on-site services related to monitoring and maintaining our information technology infrastructure.  Employees of Infracore are not considered Supervised Persons under this Code because they are not employees of the firm.

While employees of Infracore are not Supervised Persons under the code, they do have access to Nicholas’ trading systems.  Due to on-site Infracore employee’s level of access, Nicholas has established a policy where onsite Infracore employees will adhere to our Personal Securities Transactions procedures and acknowledge receipt and understanding of our Code.

•         “Beneficial  Ownership”  shall  be  interpreted  in  the  same  manner  as  it  would  be  under  Rule  16a-1(a)(2) under the  Securities  Exchange  Act  of  1934  in  determining  whether  a  person  is  the  beneficial  owner  of  a security for  purposes  of  Section  16  of  such  Act  and  the  rules  and  regulations  thereunder.  The concept of "Beneficial Ownership" of securities is broad. It includes not only securities a person owns directly, and not only securities owned by others specifically for his or her benefit, but also (i) securities held by his or her spouse, minor children and relatives who live full time in his or her home, and (ii) securities held by another person if by reason of any contract, understanding, relationship, agreement or other arrangement the employee obtains benefits substantially equivalent to ownership.

•         "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

•         “Covered Account”  means  accounts  of  any  employee  and  includes  accounts  of  the  employee’s  immediate  family members (any  relative  by  blood  or  marriage  living  in  the  employee’s  household),  and   any account  in  which he  or  she  has  a  direct  or  indirect  beneficial  interest,  such  as  trusts  and  custodial  accounts  or  other accounts  in  which  the  employee  has  a  beneficial  interest,  controls  or  exercises  investment  discretion.

Nicholas Investment Partners, L.P. Code of Ethics

•         “Fund”  means  an  investment  company  registered  under  the  Investment  Company  Act.

•         "Initial public offering" (IPO) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

•         "Inside information" means non-public information (i.e., information that is not available to investors generally) that there is a substantial likelihood that a reasonable investor would consider to be important in deciding whether to buy, sell or retain a security or would view it as having significantly altered the 'total mix' of information available,

•         "Insider" is broadly defined as it applies to Nicholas’ Insider Trading policy and procedures. It includes our Firm's officers, directors and employees. In addition, a person can be a "temporary insider" if they enter into a special confidential relationship in the conduct of the company's affairs and, as a result, are given access to information solely for Nicholas’ purposes. A temporary insider can include, among others, Nicholas’ attorneys, accountants, consultants, and the employees of such organizations. Furthermore, Nicholas may become a temporary insider of a client it advises or for which it performs other services. If a client expects Nicholas to keep the disclosed non-public information confidential and the relationship implies such a duty, then Nicholas will be considered an insider.

•         "Insider trading" is generally understood to refer to the effecting of securities transactions while in possession of material, non-public information (regardless of whether one is an "insider") or to the communication of material, non-public information to others.

•         "Investment person" means a Supervised Person of Nicholas who, in connection with his or her regular functions or duties, makes recommendations regarding the purchase or sale of securities for client accounts (e.g., portfolio manager) or provides information or advice to portfolio managers, or who help execute and/or implement the portfolio manager's decision (e.g., securities analysts, traders, and portfolio assistants); and any natural person who controls Nicholas and who obtains information concerning recommendations made regarding the purchase or sale of securities for client accounts.

•         "Investment-related" means activities that pertain to securities, commodities, banking, insurance, or real estate (including, but not limited to, acting as or being associated with an investment adviser, broker-dealer, municipal securities dealer, government securities broker or dealer, issuer, investment company, futures sponsor, bank, or savings association).

•         "Limited offering" means an offering of securities that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(5) or pursuant to Rule 504, 505, or Rule 506 under the Securities Act of 1933.

•         "Private fund" means an issuer that would be an investment company as defined in section 3 of the Investment Company Act of 1940 but for section 3(c)(1) or 3(c)(7) of that Act.

•         "Reportable security" means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) Transactions and holdings in direct obligations of the Government of the United States; (ii) Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Transactions and holdings in shares of other types of open-end registered mutual funds, unless Nicholas or a control affiliate acts as the investment adviser or principal underwriter for the fund; and (v) 529 Plans, unless Nicholas or a control affiliate manages, distributes, markets or underwrites the 529 Plan or the investments (including a fund that is defined as a reportable fund under Rule 204A-1) and strategies underlying the 529 Plan that is a college savings plan.

•         “Related Accounts” there are multiple accounts managed by the firm that are beneficially owned or controlled by the principals and managed in a manner that is different than any product offered by the firm to its clients.  Generally, these accounts are managed in concentrated, tax-managed strategies that are usually not suitable for institutional investors and their investment guidelines.  These accounts are managed according to the Investment Management Agreements between the firm and the principals of the firm in highly concentrated, tax-sensitive strategies.  For the purposes of this Code the Related Accounts are Covered Accounts and subject to trading restrictions on personal securities transactions.   Please refer to the “Procedures for Securities Transactions in Related Accounts” section for additional information regarding the Related Account transactions.

•         “Reportable  Fund”  means  any  registered  investment  company,  i.e.,  mutual  fund,  for  which  our  Firm,  or  a control affiliate,  acts  as  investment  adviser,  as  defined  in  section  2(a)  (20)  of  the  Investment  Company Act, or  principal  underwriter.

•         “Supervised  Person”  means  directors,  officers  and  partners  of  Nicholas  (or other  persons  occupying  a  similar  status  or  performing  similar  functions);  employees  of  Nicholas;  and  any  other  person  who  provides  advice  on  behalf  of  Nicholas  and  is  subject  to  Nicholas's  direct supervision  and  control.  On a case by case basis, Nicholas may designate consultants and independent contractors as Supervised Persons depending on various factors such as system access, length of engagement and general risk of potential conflicts, among others.

•         “Track Record Accounts” the firm manages assets in multiple strategies for which the principals are beneficial owners.  The principals of the firm funded multiple accounts that are managed according to our Small Cap, Growth Equity and Convertibles investment strategies.  These accounts (referred to as “Track Record Accounts”) are managed in the same manner as other accounts within the respective strategies.  The accounts participate in block trades and allocations alongside other accounts in the strategy as outlined in our trade allocation and rotation policy.  This includes the allocation of IPOs.  While the principals are the beneficial owners of these accounts we do not treat these accounts as Covered Accounts because they trade like all other eligible accounts in the respective strategy.

Nicholas has engaged Infracore (IT outsourcing) to provide on-site services related to monitoring maintaining our information technology infrastructure.  Employees of Infracore are not considered Supervised Persons under this Code due to the lack of direct supervision and control.

While employees of Infracore are not Supervised Persons under the code, they do have access to Nicholas’ trading systems.  Due to their level of access, Nicholas has established a policy where onsite Infracore employees will adhere to our Personal Securities Transactions procedures and acknowledge receipt and understanding of our Code.

Nicholas Investment Partners, L.P. Code of Ethics

Standards of Business Conduct

Nicholas places the highest priority on upholding its fiduciary responsibility to its clients and maintaining its reputation for integrity and professionalism. The confidence and trust placed in our firm and its employees by our clients is something we value and endeavor to protect. The following Standards of Business Conduct set forth policies and procedures to achieve these goals. This Code is intended to comply with the various provisions of the Advisers Act and also requires all Supervised Persons to comply with the various applicable provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).

Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Such policies and procedures are contained in this Code. The Code also contains policies and procedures with respect to personal securities transactions of all Nicholas's Supervised Persons as defined herein. These procedures cover transactions in a Reportable Security in which a Supervised Person has a beneficial interest in or accounts over which the Supervised Person exercises control as well as transactions by members of the Supervised Person’s immediate family.

Section 206 of the Advisers Act makes it unlawful for Nicholas, its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices. This Code contains provisions that prohibit these and other enumerated activities and that are reasonably designed to detect and prevent violations of the Code, the Advisers Act and rules thereunder.

Nicholas Investment Partners, L.P. Code of Ethics

Social Media

Social media and/or methods of publishing opinions or commentary electronically is a dynamic method of mass communication. "Social media" is an umbrella term that encompasses various activities that integrate technology, social interaction and content creation. Social media may use many technologies, including, but not limited to, blogs, microblogs, wikis, photos and video sharing, podcasts, social networking, and virtual worlds. The terms "social media," "social media sites," "sites," and "social networking sites" are used interchangeably herein.

The proliferation of such electronic means of communication presents new and ever changing regulatory risks for our Firm. As a registered investment adviser, use of social media by our Firm and/or related persons of the Firm must comply with applicable provisions of the federal securities laws, including, but not limited to the anti-fraud, compliance and record keeping provisions.

For example, business or client related comments or posts made through social media may breach applicable privacy laws or be considered "advertising" under applicable regulations triggering content restrictions and special disclosure and recordkeeping requirements. Employees should be aware that the use of social media for personal purposes may also have implications for our Firm, particularly where the employee is identified as an officer, employee or representative of the firm. Accordingly, Nicholas seeks to adopt reasonable policies and procedures to safeguard the Firm and our clients.

General Policy

Employees are prohibited from establishing a social networking account and/or participating on a pre-existing social media site for business purposes.

Use of Personal Sites

Nicholas prohibits employees from creating or maintaining any individual blogs or network pages on behalf of the Firm.

Nicholas Investment Partners, L.P. Code of Ethics

Prohibition Against Insider Trading

Introduction

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose Supervised Persons and Nicholas to stringent penalties. Criminal sanctions may include the imposition of a monetary fine and/or imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order censuring, suspending or permanently barring you from the securities industry. Finally, Supervised Persons and Nicholas may be sued by investors seeking to recover damages for insider trading violations.  The rules contained in this Code apply to securities trading and information acquired by Supervised Persons of Nicholas and their immediate family members.

The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. You must notify the CCO immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

General Policy

No Supervised Person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by Nicholas), while in the possession of material, nonpublic information, nor may any personnel of Nicholas communicate material, nonpublic information to others in violation of the law.

What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company’s securities.  No simple test exists to determine when information is material. For this reason, you should direct any questions about whether information is material to the CCO.

Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal’s “Heard on the Street” column.

You should also be aware of the SEC’s position that the term “material nonpublic information” relates not only to issuers but also to Nicholas's securities recommendations and client securities holdings and transactions.

What is Nonpublic Information?

Information is “public” when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through the Internet; a public filing with the SEC or some other government agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

Identifying Inside Information

Before executing any trade for yourself or others, including investment funds or private accounts managed by Nicholas (“Client Accounts”), you must determine whether you have access to material, nonpublic information. If you think you may have access to material, nonpublic information, you should take the following steps:

Nicholas Investment Partners, L.P. Code of Ethics

  Report the information and proposed trade immediately to the CCO.
  Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by the firm.
  Do not communicate the information inside or outside the firm, other than to the CCO.
  After the CCO has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm will take.

You should consult with the CCO before taking any action. This high degree of caution will protect you, our clients, and the firm.

Contacts with Public Companies

Contacts with public companies may represent an important part of the firm’s research efforts. The firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a Supervised Person of Nicholas or other person subject to this Code becomes aware of material, nonpublic information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, Nicholas must make a judgment as to its further conduct. To protect yourself, your clients and the firm, you should contact the CCO immediately if you believe that you may have received material, nonpublic information.

Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Supervised Persons of Nicholas and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

Restricted Securities

Although Nicholas does not typically receive confidential information from portfolio companies, it may, if it receives such information take appropriate procedures to restrict certain securities from being traded by the firm or its employees.

The Firm may classify certain securities as restricted in the firm’s compliance monitoring tool.   Supervised Persons are prohibited from personally, or on behalf of an advisory account, purchasing or selling securities during any period the securities are restricted. Securities issued by companies about which a number of Supervised Persons are expected to regularly have material, nonpublic information will generally be placed on restriction. The CCO shall take steps to immediately restrict the security and prevent the firm or its employees from trading in names that may be restricted.

Insider Trading Procedures

In an effort to prevent insider trading, through his own efforts or as delegated to qualified persons under his supervision, the CCO  will do the following:

•         Answer questions and document responses regarding the Adviser's policy and procedures

•         Provide, on a regular basis (no less than annually), an educational program to familiarize Supervised  Persons with the Adviser's policy and procedures

Nicholas Investment Partners, L.P. Code of Ethics

•         Require each Supervised Person to acknowledge his or her receipt and compliance with the Adviser’s compliance program on an annual basis, and retain acknowledgements among the Adviser's central compliance records

•         Resolve issues of whether information received by an employee of the Adviser is material and non-public and document findings

•         Review on a regular basis and update as necessary the Adviser's policy and procedures and document any resulting amendments or revisions

•         When it is determined that an employee of the Adviser has material non-public information, implement measures to prevent dissemination of such information, and if necessary, restrict Access Persons from trading in the securities personally or for client accounts

In an effort to detect insider trading, through his/her own efforts or as delegated to qualified persons under his/her supervision, the CCO or designee will perform the following actions:

•         Review the trading activity reports filed by each Access Person of the Adviser, documenting findings by initialing and dating the forms or reports reviewed

•         Review the duplicate confirmations and/or statements and related documentation of personal and Related Accounts maintained by officers, directors and Access Persons versus the activity in the fund(s) advised by the Adviser

•         Require officers, directors and Access Persons to submit periodic reports of personal trading activity, and to attest to the completeness of each individual's disclosure of outside accounts at the time of hiring and at least annually thereafter

•         Perform key-word searches on employees’ incoming and outgoing emails and instant messages for evidence of insider trading

To determine whether the Adviser's Access Persons have complied with the rules described above (and to detect possible insider trading), the CCO  will have access to and will generally review, or have reviewed, transactions effected in Covered Accounts within 30 days after the end of each month. The firm will compare transactions in Covered Accounts with transactions in client accounts for transactions or trading patterns that may suggest violations of this Policy or potential front-running, scalping, or other practices that constitute or could appear to involve abuses of Access Persons' positions. Annually each Access Person must certify that he or she has read and understands this Code, that he or she recognizes that this Code applies to him or her, and that he or she has complied with all of the rules and requirements of this Code that apply to him or her.  The CCO  is charged with responsibility for collection, review, and retention of the certifications submitted by Access Persons.

Although Access Persons are not prohibited under this policy from trading securities for their own accounts they must do so only in full compliance with this Policy and their fiduciary obligations. At all times, the interests of the Adviser's clients will prevail over the Access Person's interest. No trades or trading strategies used by an Access Person may materially conflict with the Adviser's strategies or the markets in which the Adviser is trading. The Adviser's Access Persons may not use the Adviser's proprietary trading strategies to develop or implement new strategies that may otherwise disadvantage the Adviser or its clients. Personal account trading must be done on the Access Person's own without placing undue burden on the Adviser's time. No transactions should be undertaken that are beyond the financial resources of the Access Person.

Nicholas Investment Partners, L.P. Code of Ethics

Personal Securities Transactions

General Policy

Nicholas has adopted the following principles governing personal investment activities by Nicholas' Access Persons:

•          The interests of client accounts will at all times be placed first;

•          All personal securities transactions should be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

•          Access Persons must not take inappropriate advantage of their positions (e.g. receiving an IPO allocation as a result of their position at the firm).

Procedures for Personal Securities Transactions

Access Persons

Catherine Nicholas              Chief Investment Officer (Managing Partner)

Arthur Nicholas                    Senior Partner (Partner)

John Wylie                            Portfolio Manager (Partner)

Emmy Sobieski                    Senior Research Analyst

Laura DeMarco                    Director of Client Service & Sales (Partner)

Christopher Siriani               COO/CCO (Partner)

Tammy Wiseman                                Marketing Manager (Partner)

Jenifer Roper                        Chief Administrative Officer (Partner)

Alex Reison                           Equity Trader

Catherine Burdick               Sr. Analyst/Asst. Trader

Tony Pata                              Performance & Reporting Analyst

Loretta LoMonaco              Accounting Manager

Rommel Diawatan              Controller

Maureen Brown                   Senior Administrator

Pre-clearance required for Reportable Securities

Access Persons must pre-clear the purchase or sale of all Reportable Securities for your own account or any account over which you have control or have a beneficial interest.   Access Persons must pre-clear all personal securities transactions in Reportable Securities by submitting a Personal Trading Pre-clearance Form (attached).  ETFs are exempt from this Pre-clearance requirement; however, ETFs are Reportable Securities and must be reported on brokerage statements and annual holdings reports.

Clearance must  be  obtained  by  completing  and  signing  the  Personal Trading Pre-clearance Form  provided  for  that  purpose  by the CCO. The  CCO, and/or designee, monitors  all  Reportable Securities transactions  by  all  Access Persons in  order  to ascertain  any  pattern  of  conduct  which  may  evidence  conflicts  or  potential  conflicts  with  the  principles  and objectives  of  this  Code,  including  a  pattern  of  front running.

Advance trade  pre-clearance  in  no  way  waives  or  absolves  any  Access Person  of  the  obligation  to  abide  by the provisions,  principles  and  objectives  of  this  Code.

All pre-clearance approvals are valid for the day you received approval up through "market open" the next business day (e.g., 6:30 a.m. PT).  Therefore, order types (Good-till-cancelled, Limit, etc.) that may span multiple trading day are discouraged as they may inadvertently cause the Access Person to violate the pre-clearance requirements.

There is no de minimis provision related to the pre-clearance of Reportable Securities.  All Reportable Securities other than those listed below must be pre-cleared by all Access Persons.

Securities and Transactions Exempt from Pre-clearance

Nicholas Investment Partners, L.P. Code of Ethics

The following reportable securities\transactions are exempt from the pre-clearance requirement:

•         Exchange Traded Funds;

•         Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;

•         Transactions effected pursuant to an automatic investment\divestiture plan,  e.g. a retirement plan, ESOP;

•         Other specific transactions approved, in advance, by the CCO based upon the determination that the transaction(s) do not interfere or appear to interfere with making decisions in the best interest of our advisory clients.   All requests to exempt a transaction must be in writing and forwarded to CCO for approval prior to executing the transaction

Pre-Clearance Required for Private or Limited Offerings

No Access Person shall acquire Beneficial Ownership of any securities in a limited offering or private placement without the prior written approval of the CCO who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Access Person’s activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

Pre-Clearance Required for Sub-Advised Mutual Funds

No Access Person shall acquire Beneficial Ownership in any mutual fund sub-advised by Nicholas without the prior written approval of the CCO.

Investment Management Personnel

Investment management personnel must receive authorization for all Pre-cleared transactions from the Chief Investment Officer (CIO) or a Senior Portfolio Manager. Investment management personnel must submit a request to the CIO or a Senior PM requesting authorization of the personal securities transaction.   The CCO will not review the pre-clearance request until he has confirmed the CIO (or Senior PM) has approved the trade.  For the purposes of this code the term investment management personnel includes portfolio managers, traders and research analysts.  The CCO will authorize Reportable Securities transactions for the CIO.

Prohibition from Participation in IPOs

Supervised Persons are prohibited from transacting in securities as part of an initial public offering.  Track Record Accounts are able to participate in initial public offerings if they do so as part of a block trade whereby all eligible accounts participate on a pro rata basis as outlined in the trading policy.

If a Supervised Person participates in various venture capital or private equity funds and are allocated IPO shares through their participation in such funds, it will not be deemed a violation of this prohibition provided the Supervised Person is not in a controlling position for the fund.  A Supervised Person or their immediate family may receive stock by their employer as part of an IPO.   The CCO will review such transactions to ensure no known conflict exist between the firm or its Supervised Persons and the clients.

Blackout Periods

Unless exempt due to immateriality (described below), no Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial interest within three (3) trading days before or after a client trades in that security.

If an immaterial client transaction occurred during the three (3) trading days before an Access Person/Related Account submits a preclearance form, the CCO will review the proposed trade relative to the client trades and determine whether to approve the Access Person\Related Account trade.

If a de minimis client transaction is executed by a client within the three (3) trading days after an Access Person/Related Account executed an approved transaction in the same security, the CCO will review the transactions. Based on the review, the CCO may recommend further action to ensure the firm’s clients are not impacted adversely.  The CCO may require further action by the Access Person/Related Account which may include unwinding the transaction.

Nicholas Investment Partners, L.P. Code of Ethics

For the purpose of this Blackout Period, immaterial is defined as 500 shares or less.  The intent of this exemption is to prevent very small trades by clients within the Blackout Period, which generally occur as a result of small position trims due to cash constraints or a minor account rebalance, from preventing Access Persons/Related Accounts from executed personal transactions.  It is at the sole discretion of the CCO to allow such exemptions after review.  The exemption will be documented along with the trade pre-clearance forms.

Example: If the firm is active in a Reportable Security on a Monday, your pre-clearance request will be subject to a three day blackout period until Thursday of the same week, at which time you may re-submit your pre-clearance request.

Exchange Traded Funds are exempt from the Blackout Period.

Front-Running

Supervised Persons may not front-run an order being made for or on behalf of a client, even if you are not responsible for the order. Front-Running consists of executing a transaction based on the knowledge of the forthcoming transaction in the same or an underlying security, or other related securities, on behalf of a client.

Short-Term Trading Profit Limitations

Investment management personnel may only sell a Reportable Security that was held for less than 30 days, if the security is being sold at a loss.  The 30 day holding rule is also applicable to options (based on purchase/sold not exercise date) and short positions.  The 30 day holding period is not applicable to the Related Accounts as these accounts invest in concentrated positions that may require more frequent trading.   Exchange Traded Funds are exempt from this 30 day holding requirement.

Contrary Positions

No Supervised Person (including any member of the family/household of such Supervised Person) may acquire any Beneficial Ownership in any Reportable Security which is contrary to a position Nicholas holds for a client account in the same Reportable Security (or any closely related security such as an option or a related convertible or exchangeable security), except with the specific, advance written approval of a Managing Partner and the CCO, which the Managing Partner or the CCO may deny for any reason.

Nicholas’ Convertible Arbitrage strategy regularly enters into short equity positions to hedge the strategy’s long convertible bond positions.  This is an integral component of the strategy where the short equity positions are part of a larger position which pairs the short equity position with a long bond position.  As a result, this approval does not pertain to short positions in the Convertible Arbitrage strategy.

Some of Nicholas’ strategies use ETF positions to hedge general market movements and volatility.   In these cases, it is possible, even likely, for one account to be long an ETF to equitize cash while another account is short the same ETF for hedging purposes.  As a result, the contrary position approval does not pertain to contrary positions in ETFs.

Procedures for Securities Transactions in Related Accounts

Trading in Reportable Securities in the Related Accounts is specifically limited and monitored by the CCO.  All transactions in Reportable Securities executed in the Related Accounts are processed through Nicholas’ trading system.  All transactions in publically traded Reportable Securities (except ETFs) are automatically set to a pending status in Nicholas’ compliance system.  Only upon approval from the CIO and CCO (or designee) will the trade be released to the trading blotter for execution. Copies evidencing the pre-approval shall be stored in the Related Account file.  The blackout period described above applies to Related Account transactions.

Each day the trading activity is reconciled to the brokerage activity with the pre-approved forms in each account file to verify all trading activity was pre-approved.

The CCO shall be able to take any action including, but not limited to, re-booking or unwinding a trade that was not pre-approved in accordance with these procedures or which may appear to infringe on trading activity of the client/investor accounts. In cases where pre-approval was not obtained by the CIO and CCO even if it does not appear to infringe on trading activity of other client/investor accounts, the owner of such account may be subject to the disciplinary measures noted in the Code of Ethics.

Nicholas Investment Partners, L.P. Code of Ethics

Personal Transaction Reporting  Requirements

Every Access  Person  shall  provide  initial  and  annual  holdings  reports  and  quarterly  transaction  reports  to the CCO which  must  contain  the  information  described  below.  It  is  the  policy  of  Nicholas  that  each  Access  Person  must  arrange  for  their  brokerage  firm(s)  to  send automatic duplicate  brokerage  account  statements  and  trade  confirmations  of  all  securities  transactions  to the CCO.

Brokerage Accounts

All Access Persons that are maintaining a brokerage or trading account must ensure that duplicate copies of account statements and/or transactional confirms are sent directly to the attention of the CCO. This requirement does not apply to discretionary accounts or accounts that hold only non-Reportable Securities with no ability to transact in Reportable Securities. If an account is managed by an investment adviser, other than the firm, to which full investment discretion has been granted, these rules will not apply so long as the Supervised Person(s) who has (have) a Beneficial Ownership interest in the account do not have or exercise any discretion.  Such accounts are not subject to the reporting requirements set forth in this Code.

Initial Holdings Report

Every Access Person  shall,  no  later  than  ten  (10)  days  after  the  person  becomes  an  Access  Person,  file an  initial  holdings  report  containing  the  following  information:

•         The  title  and  exchange  ticker  symbol  or  CUSIP  number,  type  of  security,  number  of  shares  and  principal amount (if  applicable)  of  each  Reportable Security in  which  the  Access  Person  had  any  direct  or indirect beneficial  interest  ownership   when  the  person  becomes  a  Access  Person;

•         The  name  of  any  broker,  dealer  or  bank,  account  name,  number  and  location  with  whom  the  Supervised Person maintained  an account in which any  securities  were  held  for  the  direct  or indirect benefit  of the Access Person;  and

•         The  date  that  the  report  is  submitted  by  the  Access Person.

The information  submitted  must  be  current  as  of  a  date  no  more  than  forty-five  (45)  days  before  the  person became an  Access Person.

Annual Holdings  Report & Quarterly Covered Account Certification

Every Access Person shall,  no  later  than  January  31  of each  year,  file  an  annual  holdings  report  containing the  same  information  required  in  the  initial  holdings  report  as  described  above using the Initial/Annual Holdings Report.   The holdings report must be submitted by the employee, the CCO (or designee) will not rely on holdings reports submitted to Nicholas directly from brokers as required above under Brokerage Accounts.   The  information  submitted must  be  current  as  of  a  date  no  more  than  forty-five  (45)  days  before  the  annual  report  is  submitted.

On a quarterly basis each employee will certify on the Quarterly/New Brokerage Account Reporting Form that Nicholas is receiving all required brokerage statements and confirmations directly from the brokers.

Quarterly  Transaction  Reports

Every Access  Person  must,  no  later  than  thirty  (30)  days  after  the  end  of  each  calendar  quarter,  file  a quarterly transaction  report  containing  the  following  information:

With respect  to  any  transaction  during  the  quarter  in  a  Reportable Security in  which  the  Access Persons had any  direct  or  indirect  Beneficial Ownership:

•         The  date  of  the  transaction,  the  title  and  exchange  ticker  symbol  or  CUSIP  number,  the  interest  rate   and maturity date  (if  applicable),  the  number  of  shares  and   the  principal  amount  (if  applicable)  of  each Reportable Security;

•         The  nature  of  the  transaction  (i.e.,  purchase,  sale  or  any  other  type  of  acquisition  or  disposition);

•         The  price  of  the  Reportable Security at  which  the  transaction  was  effected;

•         The  name  of  the  broker,  dealer  or  bank  with  or  through  whom  the  transaction  was  effected;  and

•         The  date  the  report  is  submitted  by  the  Access Person.

Exempt  Transactions

An Access Person  need  not  submit  a  report  with  respect  to:

•         Transactions  effected  for,  securities  held  in,  any  account  over  which  the  person  has  no  direct  or  indirect influence  or  control;

•         Transactions  effected  pursuant  to  an  automatic  investment  plan,  e.g.  a  dividend  retirement  plan or predefined ESOP plan;

•         A  quarterly  transaction  report  if  the  report  would  duplicate  information  contained  in  securities  transaction confirmations  or  brokerage  account  statements  that  Nicholas  holds  in  its records  so  long  as  the  firm  receives  the  confirmations  or  statements  no  later  than  30  days  after  the  end of  the  applicable  calendar  quarter;

Monitoring  and  Review  of  Personal  Securities  Transactions

The CCO,  or  a  designee,  will  monitor  and  review  all  reports  required  under  the  Code  for  compliance with  Nicholas's  policies  regarding  personal  securities  transactions  and  applicable SEC  rules  and  regulations.   The CCO may  also  initiate  inquiries  of  Access Persons  regarding personal  securities  trading.   Access  Persons  are  required  to  cooperate  with  such  inquiries  and  any monitoring or  review  procedures  employed  Nicholas.  Any transactions  for  any accounts of  the CCO will  be  reviewed  and  approved  by  the  Managing Partner, or  other  designated supervisory person.  The CCO shall  at  least  annually  identify  all  Access  Persons  who  are required to  file  reports  pursuant  to  the  Code  and  will  inform  such  Access Persons of  their  reporting obligations.

Nicholas Investment Partners, L.P. Code of Ethics

Gifts and  Entertainment

Giving, receiving  or  soliciting  gifts  in  a  business  setting  may  create  an  appearance  of  impropriety  or  may  raise a potential  conflict  of  interest.   Nicholas  has  adopted  the  policies  set  forth  below to  guide  Supervised Persons in  this  area.

General  Policy

Nicholas's  policy  with  respect  to  gifts  and  entertainment is  as  follows:

•         Supervised Persons  should  not  accept  or  provide  any  gifts  or  favors   that  might  influence  the  decisions you  or  the  recipient  must  make  in  business  transactions  involving  Nicholas,  or that  others  might  reasonably  believe  would  influence  those  decisions;

•         Modest  gifts  and  favors,  which  would  not  be  regarded  by  others  as  improper,  may  be  accepted  or  given on  an  occasional  basis.   Entertainment  that  satisfies  these  requirements  and  conforms  to  generally accepted  business  practices  also  is  permissible;

•         Supervised Persons shall not accept gift of cash or cash equivalents;

•         Where  there  is  a  law  or  rule  that  applies  to  the  conduct  of  a  particular  business  or  the  acceptance  of gifts  of  even  nominal  value,  the  law  or  rule  must  be  followed (for example state laws that govern the receipt of gifts and entertainment).

Reporting  Requirements

•         Any  Supervised Person who  accepts/gives,  directly  or  indirectly,  anything  of  value  in excess of $10 from/to  any  person  or  entity that  does  business  with  or  on  behalf  of  Nicholas or its clients must report it to the CCO.  This includes, but not limited to:

o    Any client or affiliated person or representative;

o    brokers and other service providers that execute transactions or provide services for clients;

•         Supervised Persons must record the givers and recipients of the gifts and the specific value (an estimated cost can only be used in circumstances where the specific cost is not available);

•         Any gifts  and  entertainment with  value  in  excess  of  $100  per  year,  must  obtain  consent  from  the CCO before  accepting  such  gift;

•         Any Supervised Person that receives multiple gifts, dining or entertainment from one source that collectively exceed $100 should report such items to the CCO to ensure the cumulative value of the items is reasonable.   Whenever possible the gifts should be approved prior to exceeding the $100 value;

•         This  gift  reporting  requirement  is  for  the  purpose  of  helping  Nicholas  monitor the  activities  of  its  Supervised Persons.   However,  the  reporting  of  a  gift  does  not  relieve  any  Supervised Person from  the  obligations  and  policies  set  forth  in  this  section  or  anywhere  else  in  this  Code.   If  you  have  any questions  or  concerns  about  the  appropriateness  of  any  gift,  please  consult  the CCO.

Business Entertainment

General  Policy

Nicholas's  policy  with  respect  to  business entertainment is  as  follows:

"Business entertainment" is defined as providing entertainment to a customer's/vendor’s employee in the form of any social event, hospitality event, charitable event, sporting event, entertainment event, meal, leisure activity or event of like nature or purpose. It also includes any transportation and/or lodging associated with or related to such activity or event, including such business entertainment offered in connection with an educational event business conference.

To be considered business entertainment and not a gift, an associated person of the Firm must accompany or participate with the customer's/vendor’s employee(s).

Any business entertainment that has an estimated value in excess of $100.00 must be approved by the CCO.

Appropriate Forms of Business Entertainment

The criteria the Firm uses to evaluate the appropriateness of business entertainment may include the following factors:

With Respect to the Entertainment:

•         Whether the nature, cost, or extent of the entertainment could reasonably give rise to an actual or perceived conflict of interest, or encourage a quid pro quo business transaction;

•         Whether the nature, cost, and extent of the entertainment is consistent with the nature of the business relationship and the relationship of the parties involved;

•         Whether the provision of any transportation, lodging, or other accommodations is appropriate;

•         Whether the entertainment would be considered usual and customary within the industry;

•         Whether the entertainment would be considered usual and customary within the member organization;

•         Whether the cost of the entertainment is consistent with the location (city and/or establishment) in which the entertainment takes place;

•         Whether the entertainment extends to the client's spouse or to guests of the client;

•         Whether the entertainment might otherwise reasonably be perceived to be improper.

With respect to the client:

•         Whether the recipient of the entertainment has fiduciary duties (e.g., to a public company, a state, or a municipality) that may give rise to specific legal or ethical considerations;

•         Frequency of entertainment provided to the client;

•         Frequency of firm contact with the client in the ordinary course of business

With Respect to the Business Purpose:

•         Whether the entertainment is in recognition of a completed deal;

•         Whether the entertainment is educational/philanthropic in nature, or strictly recreational.

Reporting  Requirements

•         Any  Supervised Person who  accepts/gives,  directly  or  indirectly,  any business entertainment of  value  in excess of $10 from/to  any  person  or  entity that  does  business  with  or  on  behalf  of  Nicholas or its clients must report it to the CCO. This includes, but not limited to:

o    Any client or affiliated person or representative;

o    brokers and other service providers that execute transactions or provide services for clients;

•         Supervised Persons must record the givers and recipients of the gifts and the specific value (an estimated cost can only be used in circumstances where the specific cost is not available);

•         Any business entertainment with  value  in  excess  of  $100  per  year,  must  obtain  consent  from  the CCO before  accepting  such  entertainment;

•         Any Supervised Person that receives cumulative entertainment from one source that collectively exceeds $100 should report such items to the CCO to ensure the cumulative value of the items is reasonable.   Whenever possible the gifts should be approved prior to exceeding the $100 value;

•         This  business entertainment reporting requirement is  for  the  purpose  of  helping  Nicholas  monitor the  activities  of  its  Supervised Persons.   However,  the  reporting  of  a  gift  does  not  relieve  any  Supervised Person from  the  obligations  and  policies  set  forth  in  this  section  or  anywhere  else  in  this  Code.   If  you  have  any questions  or  concerns  about  the  appropriateness  of  any  gift,  please  consult  the CCO.

Nicholas Investment Partners, L.P. Code of Ethics

Service  as  an  Officer  or  Director

No  Supervised Person shall  serve  as  an  officer  or  on  the  board  of  directors  of  any  publicly  or  privately  traded company  without  prior  authorization  by  the CCO or  Partner Committee based  upon  a determination that  any  such  board  service  or  officer  position  would  be  consistent  with  the  interest  of Nicholas's  clients.   Where  board  service  or  an  officer  position  is  approved,  Nicholas  shall  implement  a  “Chinese  Wall”  or  other  appropriate  procedure,  to  isolate  such person  from  making  decisions  relating  to  the  company’s  securities.

Nicholas Investment Partners, L.P. Code of Ethics

Whistleblower Policy

As articulated in this Code's Statement of General Policy and Standards of Business Conduct, central to our firm's compliance culture is an ingrained commitment to fiduciary principles.  The policies and procedures set forth here and in our policies and procedures, and their consistent implementation by all Supervised Persons of Nicholas evidence the Firm's unwavering intent to place the interests of clients ahead of self-interest for Nicholas, our management and staff.

Every employee has a responsibility for knowing and following the firm’s policies and procedures.  Every person in a supervisory role is also responsible for those individuals under his/her supervision.  The Firm's principal or a similarly designated officer, has overall supervisory responsibility for the firm.

Recognizing our shared commitment to our clients, all employees are required to conduct themselves with the utmost loyalty and integrity in their dealings with our clients, customers, stakeholders and one another. Improper conduct on the part of any employee puts the Firm and company personnel at risk.  Therefore, while managers and senior management ultimately have supervisory responsibility and authority, these individuals cannot stop or remedy misconduct unless they know about it.  Accordingly, all employees are not only expected to, but are required to report their concerns about potentially illegal conduct as well as violations of our company’s policies.

Reporting Potential Misconduct

To ensure consistent implementation of such practices, it is imperative that Supervised Persons have the opportunity to report any concerns or suspicions of improper activity at the Firm (whether by a Supervised Person or other party) confidentially and without retaliation.

Nicholas’ Whistleblower Policy covers the treatment of all concerns relating to suspected illegal activity or potential misconduct.

Reports of violations or suspected violations must be reported to the CCO or, Partner Committee.  Supervised persons may report suspected improper activity by the CCO to the Firm’s Partner Committee.

Responsibility of the Whistleblower

A person must be acting in good faith in reporting a complaint or concern under this policy and must have reasonable grounds for believing a deliberate misrepresentation has been made regarding accounting or audit matters or a breach of this Manual or the Firm’s Code of Ethics.  A malicious allegation known to be false is considered a serious offense and will be subject to disciplinary action that may include termination of employment.

Handling of Reported Improper Activity

The Firm will take seriously any report regarding a potential violation of Firm policy or other improper or illegal activity, and recognizes the importance of keeping the identity of the reporting person from being widely known.  Supervised persons are to be assured that the Firm will appropriately manage all such reported concerns or suspicions of improper activity in a timely and professional manner, confidentially and without retaliation.

In order to protect the confidentiality of the individual submitting such a report and to enable Nicholas to conduct a comprehensive investigation of reported misconduct, Supervised Persons should understand that those individuals responsible for conducting any investigation are generally precluded from communicating information pertaining to the scope and/or status of such reviews.

No Retaliation Policy

It is the Firm’s policy that no Supervised Person who submits a complaint made in good faith will experience retaliation, harassment, or unfavorable or adverse employment consequences.  A Supervised Person who retaliates against a person reporting a complaint will be subject to disciplinary action, which may include termination of employment. A Supervised Person who believes s/he has been subject to retaliation or reprisal as a result of reporting a concern or making a complaint is to report such action to the CCO or to the Firm’s Partner Committee in the event the concern pertains to the CCO.

Nicholas Investment Partners, L.P. Code of Ethics

Nicholas Investment Partners, L.P. Code of Ethics

Reporting Violations and Sanctions

All Supervised Persons shall  promptly  report  to  the CCO or  an  alternate  designee  all  apparent violations  of  the  Code.   Any  retaliation  for  the  reporting  of  a violation  under  this  Code  will  constitute  a violation  of  the  Code.

The CCO shall  promptly  report  to  the Partner Committee all  apparent  material  violations  of  the  Code. When  the CCO finds  that  a  violation  otherwise  reportable  to  the Partner Committee could  not  be reasonably  found  to  have  resulted  in  a  fraud,  deceit,  or  a  manipulative  practice  in  violation  of  Section  206  of the  Advisers  Act,  he  or  she  may,  in  his  or  her  discretion,  submit  a  written  memorandum  of  such  finding  and the  reasons  therefore  to  a  reporting  file  created  for  this  purpose  in  lieu  of  reporting  the  matter  to  senior management.

Senior  management  shall  consider  reports  made  to  it  hereunder  and  shall  determine  whether  or  not  the  Code has  been  violated  and  what  sanctions,  if  any,  should  be  imposed.   Possible  sanctions  may  include  reprimands, monetary fine  or  assessment,  or  suspension  or  termination  of  the  Supervised Person’s employment  with  the  firm.

Violations of the Policy

Any trading-related violation of this Policy, including any pre-clearance violation, will be subject to the Fine Schedule and can result in additional penalties ranging from cancellation of the offending trade to termination of your employment. All fines will be paid to the United Way or a charity of your choice.   Checks will be submitted to the CCO and forwarded to the United Way or your selected charity.

Fine Schedule

First Violation

•         If Nicholas was trading the Reportable Security at the same time an Supervised Person did not follow procedures (i.e., pre-clear a trade), a disgorgement of profits;

•         A possible fine of half a percent of base salary up to $500; and

•         Meet with the CCO to discuss and re-sign the Policy.

Second Violation (within 12 months)

•         If Nicholas was trading the Reportable Security at the same time an Supervised Person did not follow procedures (i.e., pre-clear a trade), a disgorgement of profits;

•         A fine of one percent of base salary up to $1,000;

•         Meet with the CCO to discuss and re-sign the Policy; and

•         Written warning to personnel file.

Third violation (within 12 months)

•         If Nicholas was trading the Reportable Security at the same time an Supervised Person did not follow procedures (i.e., pre clear a trade), a disgorgement of profits;

•         A fine of two percent of base salary up to $2,000;

•         Meet with the CCO to discuss and re-sign the Policy;

•         Written warning to personnel file;

•         Prohibition from personal trading for a specific period of time (e.g., six months to one year) except to close out current positions; and may result in termination of employment with Nicholas Investment Partners.

Nicholas Investment Partners, L.P. Code of Ethics

Certification

Initial Certification

All Supervised Persons will  be  provided  with  a  copy  of  the  Code of Ethics and IA Policies & Procedures and  must  initially  certify  in  writing  to the CCO that  they  have:  (i)  received  a  copy  of  the  Code and Policies; (ii)  read  and  understand  all  provisions  of the Code and Policies; (iii)  agreed  to  abide  by  the  Code and Policies; and  (iv) reported all  account  holdings  as  required  by  the  Code.

Acknowledgement of Amendments

All Supervised Persons shall  receive  any  amendments  to  the  Code  and  must  certify  to  the CCO in writing that  they  have:  (i)  received  a  copy  of  the  amendment;  (ii)  read  and  understood  the  amendment;  (iii) and agreed  to  abide  by  the  Code  as  amended.  Each Supervised Person must complete the Code of Ethics/IA Policies & Procedures Certification form (attached) upon being notified by the CCO that the Code has been amended.

Annual  Certification

All Supervised Persons must  annually  certify  in  writing  to  the CCO that  they  have:  (i)  read  and understood  all  provisions  of  the  Code;  (ii)  complied  with  all  requirements  of  the  Code;  and  (iii)  submitted  all holdings  and  transaction  reports  as  required  by  the  Code.  Each Supervised Person must complete the Code of Ethics/IA Policies & Procedures Certification form (attached) annually.

Further  Information

Supervised Persons should  contact  the CCO regarding  any  inquiries  pertaining  to  the  Code  or  the policies established  herein.

Nicholas Investment Partners, L.P. Code of Ethics

Records

The CCO shall  maintain  and  cause  to  be  maintained  in  a  readily  accessible  place  the  following records:

•         A  copy  of  any  Code  of  Ethics  adopted  by  the  Firm  pursuant  to  Advisers  Act  Rule  204A-1  which  is  or  has been  in  effect  during  the  past  five  years;

•         A  record  of  any  violation  of  Nicholas's  Code  and  any  action  that  was  taken  as a result  of  such  violation  for  a  period  of  five  years  from  the  end  of  the  fiscal  year  in  which  the  violation occurred;

•         A  record  of  all  written  acknowledgements  of  receipt  of  the  Code  and  amendments  thereto  for  each person who  is  currently,  or  within  the  past  five  years  was,  a  Supervised Person which  shall  be  retained for five  years  after  the  individual  ceases  to  be  a  Supervised Person of  Nicholas;

•         A  copy  of  each  report  made  pursuant  to   Advisers  Act  Rule  204A-1,  including  any  brokerage  confirmations and  account  statements  made  in  lieu  of  these  reports;

•         A  list  of  all  persons  who  are,  or  within  the  preceding  five  years  have  been,  Access Persons;

•         A  record  of  any  decision  and  reasons  supporting  such  decision  to  approve  a  Supervised Persons' acquisition of  securities  in  IPOs  and  limited  offerings  within  the  past  five  years  after  the  end  of  the  fiscal year in  which  such  approval  is  granted.

Nicholas Investment Partners, L.P. Code of Ethics

Code of Ethics/IA Policies & Procedures Certification Form

(Version dated January 1, 2014)

I, _______________________________________, have received a copy of the Nicholas Investment Partners’ Code of Ethics and IA Policies & Procedures dated January 1, 2014 and certify as follows:

•          I have read and understand the Code of Ethics and IA Policies & Procedures dated January 1, 2014 and recognize that I am subject thereto;

•          I will comply with the requirements of Code of Ethics and IA Policies & Procedures dated January 1, 2014;

•          I will report all personal securities transactions, gifts, political contributions and other items required to be reported pursuant to the requirements of the Code of Ethics and IA Policies & Procedures;

•          I am free from conviction of U.S. Federal felonies and free from sanction\inquiry from any other U.S. financial regulatory body over the past twelve months.  If this is not the case, please describe below:

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

Signature: ______________________________

Name: _________________________________

Date: __________________________________

Nicholas Investment Partners, L.P. Code of Ethics

Initial/Annual Access Person Questionnaire

(Version dated January 1, 2014)

1.        Access Person's Name:

2.       Identify household members:

        (Spouse, children, and other relatives residing in the same household)

3.        Do you have any outside employment or business activity?                                                                   ☐  YES   ☐  NO

        If YES, Describe:

4.       Do you or a household member serve as a Director, Officer, Trustee, Member, Partner, or in any other capacity, for any other entity (including a public company)?                                                                                                                     ☐  YES   ☐  NO

        If YES, Describe:

5.        Do you or a household member work for any financial institution (e.g., bank, broker-dealer, hedge fund, investment adviser, investment bank, etc.)?                                                                                                                                                       ☐  YES   ☐  NO

        If YES, Describe:

6.       Have you received any gifts from, or made any gifts to, clients, labor union or official, or anyone else doing business with the firm, other than gifts of nominal value (defined as $100/person)?                                                                             ☐  YES   ☐  NO

        If YES, Describe:

7.        Have you made any charitable contributions to clients or anyone doing business with the firm in an amount greater than $100?  ☐  YES   ☐  NO

        If YES, Describe:

Nicholas Investment Partners, L.P. Code of Ethics

8.       Have you and/or any member of your immediate household made a political contribution in an amount greater than $150?          ☐  YES   ☐  NO

        If YES, provide the following details:

        Date of Contribution:

        Name of Recipient:                                                                                                                    Amount: $

Are you eligible to vote for the recipient?     ☐  YES   ☐  NO

9.       Do you own any interests in any securities or other investments not included on your brokerage statements, e.g., private placements, limited partnerships, etc. (non-custodian securities)?                                                                                            ☐  YES   ☐  NO

        If YES, List:

10.    Do you have any ownership interest (a minimum of 5% interest) in other entities (public or non-public) not included on brokerage statements?                                                                                                                                                      ☐  YES   ☐  NO

        If YES, List:

11.     Have you reviewed, understand, and agree to comply with all current policies and procedures regarding our firm's Whistleblower Policy?                                                                                                                                                                              ☐  YES   ☐  NO

12.    Do you or a household member have any association not disclosed above that could give rise to a conflict of interest or the appearance of a conflict of interest to Nicholas Investment Partners?                                                                       ☐  YES   ☐  NO

        If YES, Describe:

Signature

Name

Date

Nicholas Investment Partners, L.P. Code of Ethics

Initial/Annual Holdings Report

(Version dated January 1, 2014)

Each Access Person is to report initially (within 10 days of becoming an Access Person) and annually thereafter (no later than January 31st of each year*) information about any security holdings in any account of the Access Person, or in any account in which the Access Person or any immediate family or household member, has a direct or indirect pecuniary interest.

The following securities do not need to be reported under the Code of Ethics:

1.        any account in which the adviser or any Access Person has no direct or indirect influence or control,

2.       direct obligations of the U.S. Government, e.g., U.S. Treasury bills, notes and bonds,

3.        high quality short-term instruments, e.g., U.S. bank certificates of deposit, bankers’ acceptances, and commercial paper,

4.       open-end investment companies, i.e., mutual funds unless our firm, or an affiliated company acts as investment adviser, sub-adviser or principal underwriter to the mutual fund(s);

5.        529 Plans, unless our Firm or a control affiliate manages, distributes, markets or underwrites the 529 Plan or the investments (including a fund that is defined as a reportable fund under Rule 204A-1) and strategies underlying the 529 Plan that is a college savings plan; and

6.       units of unit investment trusts, so long as the unit investment trust is neither managed by our firm, any affiliate of our firm, nor invested in affiliated mutual funds.

Initial/Annual Holdings Information (which  must be current within 45 days of the date of this report):

        ☐     I do not have any reportable securities holdings as of: _________________________________

                                                                                                                                                                                        (Insert date for initial report or year-end for annual report)

        ☐     I have reportable securities holdings as of: __________________________________________

                                                                                                   (Insert date for initial report or year-end for annual report)

☐    I have arranged for the Firm to receive automatic duplicate confirms and statements of securities transactions and holdings (through the submission of a 407 Letter to your brokers) which meet the reporting requirements for the following account:

Employee Name	Account Name	Account #	Name of Broker-Dealer or Bank

The reportable securities holdings are listed in the:

☐    attached brokerage statement(s), or

☐    attached Holdings Report

Nicholas Investment Partners, L.P. Code of Ethics

Name of Security & Ticker Symbol or CUSIP # (if applicable)	Type of Security	# of Shares	Principal Amount	Name of Broker-Dealer or Bank

I certify the above/attached information is true, accurate and complete as of the date indicated and discloses all reportable securities in all accounts in which I or any household/family member have a direct or indirect beneficial interest.

Signature                                                                                                              Date Submitted

                ___________________________________________

Name

                ___________________________________________                           ______________________

Reviewed by (CCO or designated person)                                                     Date

                ___________________________________________

Name

Instructions:

1. Please complete all sections,

2. sign, print and date the form, and

3. send to CCO (or designated person), before the deadline dates noted above.

Nicholas Investment Partners, L.P. Code of Ethics

Personal Trading Pre-Clearance Form

(Version dated January 1, 2014)

Pre-clearance must be granted prior to placing a trade, and is only good for the day of the approval.  Orders that carry over to additional trading days are prohibited.

Buy________                      Sell________                      Short ________ Cover Short________

Symbol__________         Security________________________________________________________

Common Stock __________ Option __________ Debt __________ Other _____________________

Number of Units____________________Broker/Custodian____________________________________

Access Person (or related person) has no inside information or other knowledge pertaining to this proposed transaction that would prohibit trading in the security or may constitute a violation of Company policy, confidentiality agreements or securities laws.

  Access Person (or related person) is not an officer, director or principal shareholder of the company and is not required to file any of the reports required by Section 16 of the Securities Exchange Act of 1934.

  Access Person (or related person) is an officer, director or principal shareholder of the company and will file any of the reports required by Section 16 of the Securities Exchange Act of 1934.

Limited or Private offerings:

  If a limited or private offering, Access Person (or related person) certifies that the investment opportunity did not arise by virtue of your position with the firm or your activities performed on behalf of the firm’s clients.

By signing below, the individual attests, to the best their knowledge, that the proposed transaction described above does not violate Nicholas’ personal security transaction and compliance policies.

Access Person_________________________________________________________ (Print Name)

Signed ________________________________________________                                  ___________________

                                                                                                                                                                                Date

______________________________________________________                                  ___________________

Chief Compliance Officer                                                                                                                Date

_______________________________________________________                                __________________

CIO (if needed)                                                                                                                                                   Date

Nicholas Investment Partners, L.P. Code of Ethics

Quarterly/New Brokerage Account Reporting Form

(Version dated January 1, 2014)

Employee: __________________________________

Quarter Ended: ______________________________

In accordance with Nicholas’s Code of Ethics, please provide a list of all accounts in which you maintain a beneficial interest.

Name of Broker, Dealer or Bank	Account Title	Account Number	Date of Account Establishment

______ Quarterly Submission          ______ New Account Submission

I certify that this form fully discloses all of the accounts in which I have a beneficial interest.

__________________________________________________

Print Name

                                                                                                                ______          ____________________

Signature                                                                                                                    Date